EXHIBIT 99.2


                 FORM OF LETTER TO RESCISSION OFFER RECIPIENTS


November ____, 2008


[Name and Address of Offeree]


Re: Offer to Rescind Stock Received through the Granite Energy, Inc.'s Dividend to its shareholders of shares of GreenStart, Inc's common stock

Dear:


     You are receiving this letter and the accompanying Prospectus, Election Form and Stock Power Form because you received shares of our common stock on or near October 15, 2007 pursuant to a dividend of shares distributed by Granite Energy, Inc. to its shareholders of record on that date. According to the United States Securities and Exchange Commission, the distribution of these shares was required to be covered by a Registration Statement under applicable federal or state securities laws.


     In order to address this issue, we are offering to replace the issued (restricted) shares with registered unrestricted shares once the Company's Form S-1 has been declared effective. You are not required to accept our offer. If you decide to accept our offer, you or your designated broker will need to deliver us the shares of our common stock which you have received through the dividend distribution in exchange for the shares being reissued as registered shares following the Form S-1 being declared effective. You may also choose to simply wait until the registration statement has been declared effective and the Company will contact our transfer agent and have the restrictions removed on your shares.

     By making this offer, we are not waiving any applicable statutes of limitations or other defenses we may have against any claims.


     In order to accept our offer, you will need to complete the enclosed Rescission Election Form and return it to us no later than 5:00 P.M., Pacific Standard Time, on November 30, 2008. If you decide not to accept our offer, we ask that you still complete and return the enclosed Rescission Election Form, selecting option B, and return it to us no later than 5:00 P.M., Pacific Standard Time, on November 30, 2008. If we have not received a properly completed and signed Rescission Election Form from you by 5:00 P.M., Pacific Standard Time, on November 30, 2008, you will be deemed to have rejected our offer.


      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION OR REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THE ENCLOSED PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


     If you have any questions concerning this letter or the enclosed materials, please contact Jason Griffith at (702) 588-5975. Thank you for your cooperation.





Sincerely,
GreenStart, Inc.



Jason F. Griffith
Chief Financial Officer